SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 27, 2006
Date of Report
(Date of earliest event reported)
AQUANTIVE, INC.
(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
821 Second Avenue, 18th Floor, Seattle, Washington 98104
(Address of principal executive offices, including zip code)
(206) 816-8800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
aQuantive, Inc. (the “Company”) recently began including information in its periodic reports filed with the SEC with respect to the amount of unbilled receivables included in its financial statements for its digital marketing services line of business. Specifically, this information was presented in Note 2 of the Company’s notes to consolidated financial statements under the caption “Revenue Recognition” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. The information presented in those reports as of the end of the periods being reported is correct; however, the Company has become aware that the information presented with respect to the prior year comparable numbers (i.e., as of December 31, 2004 and as of March 31, 2005) is incorrect. While the prior year comparable numbers are not material to the Company’s financial statements or an understanding of its financial position, the Company wishes to clarify that as of December 31, 2004, unbilled receivables for digital marketing services totaled $4.307 million, and as of March 31, 2005 unbilled receivables totaled $6.606 million. This correction to the Company’s footnote disclosures does not affect any amounts included in the Company’s balance sheet or statements of operations and comprehensive income for any period. As the Company disclosed in its recent filings, unbilled receivables at December 31, 2005 totaled $10.035 million, and as of March 31, 2006 totaled $16.264 million.
As described in the Company’s prior filings, revenue from website development services are derived from either fixed fee consulting contracts or from time and materials consulting contracts. Revenues derived from fixed-fee consulting contracts are recognized as services are rendered using the percentage-of-completion method with progress-to-complete measured using labor hour inputs. Cost estimates on percentage-of-completion contracts are reviewed periodically with adjustments recorded in the period in which the revisions are made. Any anticipated losses on contracts are charged to operations as soon as they are determinable. Billings on uncompleted contracts may be greater than or less than the revenues recognized and are recorded as either unbilled receivables (an asset) or deferred revenue (a liability) in the accompanying combined financial statements. Revenues derived from time and materials consulting contracts are recognized as the services are performed.
Accordingly, the amount of unbilled receivables as of the end of a period can be expected to fluctuate based on a variety of factors, including the overall amount of percentage-of-completion projects, timing of contract signing, the progress status of projects, timing of invoicing and other factors. The Company does not believe that fluctuations in the amount of unbilled receivables is indicative of changes in quality of the Company’s revenues.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 27, 2006

AQUANTIVE, INC.
By:	/s/ Linda Schoemaker
Name:	Linda Schoemaker
Title:	Senior Vice President and General Counsel